                                                                     EXHIBIT 4.1


                          FOREST CITY ENTERPRISES, INC.

                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "AGREEMENT") is entered into as of March 12, 2002 by and among Forest City Enterprises, Inc., an Ohio corporation (the "COMPANY"), and those holders (individually, a "HOLDER" and collectively, the "HOLDERS") of the Class A Common Stock of the Company set forth on EXHIBIT A attached hereto. Capitalized terms used herein and not defined in context will have the respective meanings given to them in SECTION 2.

                                    AGREEMENT
                                    ---------

                  In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       REGISTRATION

         1.1      DEMAND REGISTRATION.

                  (a) Procedure. Subject to the conditions of this SECTION 1.1, on one occasion following the date of this Agreement, the Holders of all of the Registrable Securities may request that the Company register under the Securities Act the resale of up to $60 million of the Registrable Securities pursuant to a registration statement on Form S-3 or any successor form thereto (together with all amendments, supplements and exhibits thereto, the "REGISTRATION STATEMENT") to be filed with the SEC. In such event, the Company will use reasonable efforts to file, as expeditiously as reasonably possible and in any event within 180 days of the receipt of such request, the Registration Statement under the Securities Act to register all Registrable Securities that the Holders request to be registered.

                  (b) Underwritten Offerings. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they will so advise the Company as a part of their request made pursuant to this SECTION 1.1. The right of any Holder to registration pursuant to this SECTION 1.1 will be conditioned upon such Holder's participation in the underwriting arrangements required by this SECTION 1.1 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested and provided herein. The Company will (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the remaining Holders. The Registrable Securities so withdrawn will also be withdrawn from registration and will not be transferred prior to 180 days following the effective date of such registration. Any such withdrawn Registrable Securities will cease to be "Registrable Securities," and the Holder thereof will not have any further rights pursuant to this Agreement.

                  (c) Limitations. The Company will not be required to effect a registration of the Registrable Securities under the Securities Act or any registration or qualification under state securities laws pursuant to this
SECTION 1.1:

                      (i) during the period beginning on the date on which the Company gives notice to the Holders of its estimated date of filing of, and ending on the date 180 days immediately following the effective date of, a registration statement related to an underwritten public offering; PROVIDED that the Company is actively employing in good faith all reasonable efforts to cause such underwritten public offering to become effective;

                      (ii) if the Company determines reasonably and in good faith that a Disadvantageous Condition exists, in which event the Company will have the right to defer the filing of the Registration Statement; PROVIDED; HOWEVER, that in no event may the Company defer filing hereunder for more than two periods of up to 120 days each in any twelve month period; or

                      (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification.

                  (d) Suspension. Notwithstanding anything to the contrary in this SECTION 1.1, the Company may suspend, for up to 120 days in its sole discretion, use of the Registration Statement if it has been declared effective by the SEC at any time if the Company determines reasonably and in good faith that a Disadvantageous Condition exists. In the event of a Disadvantageous Condition, the Company will provide notice to the Holders of the Company's determination that a Disadvantageous Condition exists. The Company shall use its reasonable efforts to cause the period during which the Registration Statement is to remain effective pursuant to SUBSECTION 1.3(a) to be extended by the number of days of any such suspension on account of a Disadvantageous Condition.

         1.2 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses (including Selling Expenses) incurred in connection with any registration pursuant to SECTION 1.1 will be borne by the Holders of the Registrable Securities so registered pro rata on the basis of the number of shares so registered.

         1.3 REGISTRATION PROCEDURES. Whenever required to effect the registration of any Registrable Securities, the Company will, as expeditiously as reasonably possible:

                  (a) Prepare and File Registration Statement. Prepare and file with the SEC the Registration Statement and use reasonable efforts to cause the Registration Statement to become effective, and use reasonable efforts to keep the Registration Statement effective at all times until the earlier of (i) the two-year anniversary of the date that the Registration Statement became effective or (ii) the date on which each Holder shall have sold all of its Registrable Securities covered by the Registration Statement;

                  (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement for the period set forth in paragraph (a) above;

                  (c) Furnish Registration Statement and Prospectus. Furnish to the Holders participating in such registration and to the underwriters or agents of the Holders, if any, such reasonable number of copies of the Registration Statement and any preliminary or final prospectus, in conformity with the requirements of the Securities Act, as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holders;

                  (d) State Securities Laws. Use its reasonable best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such states or jurisdictions as is reasonably requested by the Holders; PROVIDED, HOWEVER, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where the Company is not currently so qualified or registered;

                  (e) Underwriting Agreement. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

                  (f) Notice of Changes. Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the securities covered by the Registration Statement, such prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in light of the circumstances then existing; and

                  (g) Listing on Securities Exchange. Use its reasonable efforts to cause all such Registrable Securities registered hereunder to be listed on The New York Stock Exchange or any other national securities exchange, or quoted in a U.S. automated inter-dealer quotation system, as the case may be, on which similar securities issued by the Company are then listed or quoted.

         1.4 TERMINATION OF REGISTRATION RIGHTS. A Holder's registration rights hereunder will expire at such time as all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any 90-day period without being subject to the volume limitations contained therein.

         1.5      DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) Delay of Registration. No Holder has any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this SECTION 1.

                  (b) Furnishing Information. It is a condition precedent to the obligations of the Company to take any action pursuant to SECTION 1.1 with respect to Registrable Securities of a Holder that such Holder furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of such securities by such Holder as is required to effect the registration of such Holder's Registrable Securities.

         1.6 INDEMNIFICATION. In the event any Registrable Securities are included in the Registration Statement pursuant to SECTION 1.1:

                  (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (each, a "VIOLATION") by the Company:

                      (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto;

                      (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

                      (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under any of them in connection with the offering covered by the Registration Statement.

                  The Company will pay to each such Holder or controlling Person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this SUBSECTION 1.6(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent will not be unreasonably withheld, nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by such Holder or controlling Person of such Holder.

                  (b) By Selling Holders. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each Person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other Holder or other Person selling securities under the Registration Statement or any of such other Holder's or any Person who controls such Holder or other Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling Person or other such Holder or controlling Person of such other Holder or other Person may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished expressly by such Holder for use in connection with such registration. Each such Holder will pay any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or other Holder or controlling Person of such other Holder or other Person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this SUBSECTION 1.6(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and PROVIDED FURTHER, that in no event will the total amounts payable in indemnity by a Holder under this SUBSECTION 1.6(b) in respect of any Violation exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                  (c) Notice. Promptly after receipt by an indemnified party under this SECTION 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this SECTION 1.6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties that may be represented without conflict by the same counsel) will have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual differing interests between such indemnified party and any other party represented by such counsel in such proceeding and such differing interests are confirmed in writing by legal counsel of the indemnified party or parties seeking separate counsel. The failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under this SECTION 1.6 unless the failure to give such notice is materially prejudicial to any indemnifying party's ability to defend such action.

                  (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement will not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                  (e) Contribution. If the indemnification provided for in this
SECTION 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In any such case, (A) no such Holder will be required to contribute any amount in excess of the net proceeds received by such Holder in connection with the Registration Statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) Survival. The obligations of the Company and Holders under this SECTION 1.6 will survive completion of any offering of Registrable Securities in the Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, will, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         1.7 "MARKET STAND-OFF". In the event of an underwritten public offering of the Company's Class A Common Stock (or other securities), each Holder agrees that it will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Class A Common Stock (or other securities) of the Company held by such Holder, whether or not pursuant to the Registration Statement pursuant to SECTION 1.1, for a period specified by the representative of the underwriters of Class A Common Stock (or other securities) of the Company not to exceed the period starting with the filing with the SEC, and 180 days following the effective date of, any registration statement related to such underwritten public offering.

                  For purposes of this SECTION 1.7, the term "Company" includes any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company has the right to place restrictive legends on the certificates representing the shares subject to this SECTION 1.7 and to impose stop transfer instructions with respect to the Registrable Securities and such other securities (and the securities of the Company held by every other Person subject to the foregoing restriction) until the end of such period. Each Holder will enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested. Each Holder will execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Class A Common Stock (or other securities) of the Company, each Holder will provide, within ten days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The Company may impose stop-transfer instructions with respect to the shares of Class A Common Stock (or other securities) of the Company subject to the foregoing restriction until the end of said 180-day period. Each Holder agrees that any transferee of any shares of Registrable Securities will be bound by this SECTION 1.7.

2.       DEFINITIONS.

         2.1 GENERALLY. As used in this Agreement, the following terms have the following respective meanings:

                  (a) "CLASS A COMMON STOCK" means the Class A common stock, $.33 1/3 par value per share, of the Company.

                  (b) "DISADVANTAGEOUS CONDITION" means the existence of a condition such that the preparation and filing of a registration statement before effectiveness and/or the use of an effective registration statement to make resales would (i) interfere with or affect the negotiation or completion of any plan or proposal by the Company to engage in any significant transaction that is being contemplated by the Company (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is undertaken, (ii) require disclosure of information that the Company has a bona fide business purpose for preserving as confidential or (iii) lead the Company's management to believe, in good faith, that it would be prudent to prohibit sales under such registration statement.

                  (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934.

                  (d) "PERSON" means any natural person, corporation, partnership, association, joint stock company, trust, joint venture, limited liability company or other entity.

                  (e) "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (f) "REGISTRABLE SECURITIES" means Class A Common Stock issued by the Company to a Holder as of the date of this Agreement (as such shares may be adjusted upon the occurrence of any stock dividend or subdivision, combination or split of such shares). Notwithstanding the foregoing, Registrable Securities do not include any securities sold by a Person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction.

                  (g) "REGISTRATION EXPENSES" means all expenses incurred by the Company in complying with SECTION 1.1 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of the independent accountants of the Company, fees and disbursements of a special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which will be paid in any event by the Company).

                  (h) "SEC" means the Securities and Exchange Commission.

                  (i) "SECURITIES ACT" means the Securities Act of 1933.

                  (j) "SELLING EXPENSES" means all underwriting discounts, selling commissions and concessions and stock transfer taxes applicable to the securities registered for the account of the Holders.

3.       Miscellaneous.

         3.1      AMENDMENT AND WAIVER.

                  (a) Amendments. Except as otherwise expressly provided, this Agreement may be amended or modified in whole or in part only by a writing that makes reference to this Agreement executed by the Company and the Holders holding at least a majority of the then outstanding shares of Registrable Securities. Any amendment effected in accordance with this SECTION 3.1 will be binding upon all of the parties hereto.

                  (b) Waivers. Except as otherwise expressly provided, the obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing that makes reference to this Agreement executed by the Holders holding at least majority of the then outstanding shares of Registrable Securities. Any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein is not to be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of, or default under any other provision of this Agreement or any other agreement provided for herein. Any waiver effected in accordance with this SECTION 3.1 will be binding upon all of the parties hereto.

                  (c) Record Holders. For the purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, the Company will be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

         3.2 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party's part of any breach, default or noncompliance under this Agreement, or any waiver on such party's part of any provisions or conditions of the Agreement must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, are cumulative and not alternative.

         3.3 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto and supersedes in its entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between or among any of the parties with respect to the subject matter hereof.

         3.4 GOVERNING LAW. This Agreement is to be in all respects governed by and construed in accordance with the internal substantive laws of Ohio, without giving effect to the principles of conflicts of law thereof, and the laws of the United States applicable therein. Each party hereto will submit to the exclusive jurisdiction of the federal and state courts of Ohio with respect to the breach or the performance of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

         3.5 NOTICES. All notices required or permitted hereunder must be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, to a domestic address, (d) ten days after having been sent by registered or certified mail, return receipt requested, postage prepaid, to an international address, (e) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, to a domestic address or (f) three days after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt, to an international address. All communications must be addressed (i) in the case of the Company, to the address set forth on the signature page hereto or such other address as the Company may designate by ten days advanced written notice to the other parties hereto; or (ii) in the case of any Holder, to the address of such Holder as set forth on the signature page or EXHIBIT A of this Agreement or such other address as such Holder may designate by ten days advanced written notice to the other parties hereto.

         3.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

         3.7 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns, except as is expressly provided otherwise herein. No party hereto may assign or transfer its rights hereunder without the prior written consent of the other parties hereto.

         3.8 THIRD PARTIES. Except as contemplated under SECTION 1.6, nothing expressed or implied in this Agreement is intended, or is to be construed, to confer upon or give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         3.9 EXHIBITS. The exhibits attached to this Agreement are incorporated herein and are a part of this Agreement for all purposes.

         3.10 HEADINGS. The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.

         3.11 SEVERABILITY. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. Any provision of this Agreement finally determined to be unlawful, invalid, illegal or unenforceable in any respect will be deemed severed from this Agreement, but every other provision of this Agreement will remain in full force and effect, and such unlawful, invalid, illegal or unenforceable provision will be reformed and construed so that it will be lawful, valid, legal and enforceable and reflect the original intent of the parties hereto, to the maximum extent permitted by law.

         3.12 FURTHER INSTRUMENTS AND ACTIONS. The parties will execute such further instruments and take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each party hereto will cooperate affirmatively with all other parties hereto, to the extent reasonably requested by such parties, to enforce rights and obligations herein provided.

         3.13 FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

         3.14 CONSTRUCTION. All pronouns contained herein, and any variations thereof, will be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                  In Witness Whereof, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

                                     COMPANY:

                                     FOREST CITY ENTERPRISES, INC.


                                     By: /s/ Charles A. Ratner
                                        -------------------------------------
                                        Name:  Charles A. Ratner
                                        Title: President and Chief
                                               Executive Officer


                                     Address for Notices:
                                        1100 Terminal Tower
                                        50 Public Square
                                        Cleveland, Ohio 44113

                                     HOLDERS:



                                     By: /s/ Deborah Ratner Salzberg
                                        -------------------------------------
                                        Deborah Ratner Salzberg
                                        Representative of and Attorney-in-Fact
                                        for the Holders

                                     Address for Notices:
                                        50 Public Square
                                        Suite 1600
                                        Cleveland, Ohio 44113

                                    EXHIBIT A

                               SCHEDULE OF HOLDERS


                                                                                      CLASS A
(SELLING SHAREHOLDER)                    ADDRESS                                      OFFERED
---------------------                    -------                                      --------

Kevin Ratner 1986 Trust dtd              50 Public Square, Suite 1600                  52,278
12/18/86                                 Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Charles Ratner 1986 Family Trust dtd     50 Public Square, Suite 1600                  25,922
12/18/86 FBO Kevin Ratner                Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Rachel Ratner 1988 Trust dtd             50 Public Square, Suite 1600                  52,278
11/26/88                                 Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Charles Ratner 1986 Family Trust dtd     50 Public Square, Suite 1600                  25,922
12/18/86 FBO Rachel Ratner               Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Jonathan Ratner 1992 Trust dtd           50 Public Square, Suite 1600                  52,278
1/2/92                                   Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Charles Ratner 1986 Family Trust dtd     50 Public Square, Suite 1600                  25,921
12/18/86 FBO Adam Ratner                 Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Max Ratner 1988 Grandchildren's Trust    50 Public Square, Suite 1600                  31,222
dtd 12/21/88 FBO Adam Ratner             Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Charles Ratner 1986 Family Trust dtd     50 Public Square, Suite 1600                  25,921
12/18/86 FBO Jonathan Ratner             Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
James Ratner 1986 Family Trust dtd       50 Public Square, Suite 1600                  73,438
12/18/86 FBO Austin G. Ratner            Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
James Ratner 1986 Family Trust dtd       50 Public Square, Suite 1600                  73,438
12/18/86 FBO Daniel G. Ratner            Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Mark Ratner 1986 Family Trust dtd        50 Public Square, Suite 1600                  73,438
12/18/86 FBO Daniel E. Ratner            Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Mark Ratner 1986 Family Trust dtd        50 Public Square, Suite 1600                  73,438
12/18/86 FBO Stacy Ratner                Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Ronald Ratner 1986 Family Trust dtd      50 Public Square, Suite 1600                  73,438
12/18/86 FBO Matthew Ratner              Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Ronald Ratner 1986 Family Trust dtd      50 Public Square, Suite 1600                  73,437
12/18/86 FBO Sarah Ratner                Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Brian Ratner 1986 Family Trust dtd       50 Public Square, Suite 1600                  22,500
1/29/86 FBO Emily Ratner                 Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Albert B. Ratner 1989 Grandchildren's    50 Public Square, Suite 1600                  39,242
Trust dtd 6/12/89 FBO David Ratner       Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Brian Ratner 1986 Family Trust dtd       50 Public Square, Suite 1600                  22,500
1/29/86 FBO David Ratner                 Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Albert B. Ratner 1989 Grandchildren's    50 Public Square, Suite 1600                  38,725
Trust dtd 6/12/89 FBO Emily Ratner       Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Albert B. Ratner 1989 Grandchildren's    50 Public Square, Suite 1600                  73,307
Trust dtd 6/12/89 FBO Eric Salzberg      Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
Albert B. Ratner 1989 Grandchildren's    50 Public Square, Suite 1600                  71,357
Trust dtd 6/12/89 FBO Anna Salzberg      Cleveland, Ohio 44113
----------------------------------------------------------------------------------------------
The Berimore Company                     14600 Detroit Road, #1450                    303,500
                                         Lakewood, Ohio 44107-4257
----------------------------------------------------------------------------------------------
Fannye R. Shafran Trust                  14600 Detroit Road, #1450                      7,482
Generation Skipping                      Lakewood, Ohio 44107-4257
----------------------------------------------------------------------------------------------
Nathan P. Shafran Trust                  14600 Detroit Road, #1450                     12,394
Generation Skipping                      Lakewood, Ohio 44107-4257
----------------------------------------------------------------------------------------------
Fannye R. Shafran Trust                  14600 Detroit Road, #1450                    176,624
                                         Lakewood, Ohio 44107-4257
----------------------------------------------------------------------------------------------


                                                    GRAND TOTAL                     1,500,000
